                                                                    EXHIBIT 2.34

                              SECURITY AGREEMENT


     THIS SECURITY AGREEMENT, made this 7th day of May, 1996, by and between TRANS ENERGY, INC., WILLIAM F. WOODBURN, JANET L. WOODBURN, LOREN E. BAGLEY, and JOHN B. SIMS of 210 Second Street, St. Marys, West Virginia, 26170, hereinafter jointly referred to as "Debtor," and WILLIAM W. STEVENSON of 406 Wellington Drive, Charlottesville, Virginia, 22901, hereinafter referred to as "Secured Party".

                                  WITNESSETH:

     1. Debtor hereby deposits and pledges shares of Trans Energy, Inc., capital stock described in Exhibit "A" attached hereto, any and all additions and accessions thereto and all substitutions and replacements therefor with Secured Party for the purpose of securing unto the Secured Party the payment of the principal sum of $110,000.00 as required by a promissory note payable to Secured Party executed simultaneously herewith to be held by the Secured Party until the note secured thereby is fully paid.

     2. Debtor will pay to Secured Party all amounts payable pursuant to the terms of the aforementioned note as and when the same shall become due and payable and will perform all terms of the note and this security agreement. The failure of the Debtor to pay Secured Party the amount under the note when due shall entitle Secured Party, at his option, to demand immediate payment of the entire amount then owing pursuant to the terms of the note whether or not then due irrespective of the payment dates provided therein.

     3. The collateral will be kept and maintained by Secured Party until the note secured thereby is fully paid. Upon receipt of the last payment due under the promissory note Secured Party shall redeliver the stock certificate to Debtor.

     4. Except for the security interest of the Secured Party, Debtor shall keep the collateral free and clear at all times of any taxes, liens, levies, encumbrances or security interests, and Debtor will defend the collateral against all claims and demands of all persons at any time claiming the same or any interest therein. Debtor warrants and represents it has good title to the shares being pledged, and that said shares are free from other liens and encumbrances, and Debtor has full authority to transfer said shares as collateral security.

     5. During the pendency of this agreement, the Debtor shall have the right to vote the stock of Trans Energy, Inc., so long as the Debtor is not in default of any term of this agreement and so long as the Debtor is not in default with respect to the payment of principal or interest as called for by the debt agreement.

     6. In the event of default the debt or breach of this security agreement, the Secured Party shall have the full right to foreclose on the pledged shares and exercise its rights as Secured Party pursuant to Article 9 of the Uniform Commercial Code; said rights being cumulative with any other rights the Secured Party may have against the undersigned.

     7.   Debtor and Secured Party agree as follows:

     (a) Debtor and Secured Party as used in this security agreement, shall include the successors, assigns, trustees or receivers of such parties.

     (b) All obligations of Debtor hereunder shall be binding upon its successors, assigns, trustees or receivers.

     (c) The law governing this secured transaction shall be that of the State of West Virginia.

     (d) If any provision of this security agreement be held invalid, the remaining provisions hereof shall continue in full force and effect.

TRANS ENERGY, INC.

By:/s/ Loren E. Bagley                      /s/ Loren E. Bagley
   ----------------------                   ------------------------
   Its President                            Loren E. Bagley

/s/ William F. Woodburn                     /s/ John B. Sims
-------------------------                   ------------------------
William F. Woodburn                         John B. Sims

/s/ Janet L. Woodburn                       /s/ William W. Stevenson
-------------------------                   ------------------------
Janet L. Woodburn                           William W. Stevenson

STATE OF WEST VIRGINIA
COUNTY OF PLEASANTS, TO WIT:

     The foregoing instrument was acknowledged before me this 7th day of May, 1996, by Loren E. Bagley, President of Trans Energy, Inc. a Nevada corporation, on behalf of the corporation.

     My commission expires February 11, 1997

/s/ Sherryl A. Lowther
-----------------------                      [SEAL APPEARS HERE]
    Notary Public


STATE OF WEST VIRGINIA
COUNTY OF PLEASANTS, TO WIT:

     The foregoing instrument was acknowledged before me this 7th day of May, 1996, by Loren E. Bagley.

     My commission expires February 11, 1997.


/s/ Sherryl A. Lowther
-----------------------                      [SEAL APPEARS HERE]
    Notary Public


STATE OF WEST VIRGINIA
COUNTY OF PLEASANTS, TO WIT:

     The foregoing instrument was acknowledged before me this 7th day of May, 1996, by William F. Woodburn.

     My commission expires February 11, 1997.


/s/ Sherryl A. Lowther
-----------------------                      [SEAL APPEARS HERE]
    Notary Public

STATE OF WEST VIRGINIA
COUNTY OF PLEASANTS, TO WIT:

     The foregoing instrument was acknowledged before me this 7th day of May, 1996, by Janet L. Woodburn.

     My commission expires February 11, 1997.


/s/ Sherryl A. Lowther
----------------------                      [SEAL APPEARS HERE]
    Notary Public

STATE OF VIRGINIA
COUNTY OF Allienarle TO WIT:
         -----------

     The foregoing instrument was acknowledged before me this 8th day of May, 1996, by John B. Sims.

     My commission expires 11-30-99
                          ---------------------

Melanie M. Gibson
----------------------
    Notary Public


STATE OF VIRGINIA
COUNTY OF ____________, TO WIT:


     The foregoing instrument was acknowledged before me this 8th day of May, 1996, by William W. Stevenson.

     My commission expires ____________________


______________________
    Notary Public

                                  EXHIBIT "A"


     Two Hundred Thousand (200,000) Shares of Trans Energy, Inc, Certificate number 236 held by Janet L. Woodburn.